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                                                                    EXHIBIT 21.1


                     LIST OF SUBSIDIARIES OF CHEROKEE INC.


NAME                                               JURISDICTION OF ORGANIZATION


1.)   SPELL C. LLC, a Delaware limited liability             Delaware